Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for its three 401(k) Savings Plans in connection with the registration of shares for issuance under such Plans; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, BENJAMIN G.S. FOWKE, III, and CATHY J. HART, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to as amended, a Registration Statement on Form S-8 (or such other appropriate form) relating to the issuance pursuant to the Plans of up to 1.740 million (1,740,000) shares of Common Stock shares of the Company’s Common Stock and associated Rights to execute and cause to be filed any and all amendments and supplements (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 14th day of December 2005.

/S/ WAYNE H. BRUNETTI	/S/ TERESA S. MADDEN
Wayne H. Brunetti Chairman of the Board	Teresa S. Madden Vice President and Controller (Principal Accounting Officer)

/S/ BENJAMIN G.S. FOWKE III	/S/ RICHARD C. KELLY
Benjamin G.S. Fowke III Vice President and Chief Financial Officer (Principal Financial Officer)	Richard C. Kelly President, Chief Executive Officer

/S/ ROGER R. HEMMINGHAUS	/S/ C. CONEY BURGESS
Roger R. Hemminghaus Director	C. Coney Burgess Director
/S/ DOUGLAS W. LEATHERDALE	/S/ A. BARRY HIRSCHFELD
Douglas W. Leatherdale Director	A. Barry Hirschfeld Director

/S/ MARGARET R. PRESKA	/S/ ALBERT F. MORENO
Margaret R. Preska Director	Albert F. Moreno Director

/S/ RICHARD H. ANDERSON	/S/ PATRICIA A. SAMPSON
Richard H. Anderson Director	Patricia A. Sampson Director

/S/ RICHARD H. TRULY
Richard H. Truly Director